Exhibit 15.1

[Letterhead of PricewaterhouseCoopers Zhong Tian CPAs Limited Company]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-172481, 333-165249, 333-160105, 333-159474, 333-156500, and 333-144438) of Spreadtrum Communications, Inc. of our report dated April 6, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China

April 6, 2011